                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                     FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         November 7, 2000
                                                --------------------------------


                             The Liberty Corporation
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


       South Carolina               1-5846                        57-0507055
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(State or Other Jurisdiction     (Commission File               (IRS Employer
     of Incorporation)                Number)                Identification No.)


2000 Wade Hampton Boulevard, Greenville, SC                             29615
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code          (864) 609-8256
                                                  ------------------------------

                                      n/a
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         (Former Name or Former Address, if Changed Since Last Report)



ITEM 9. REGULATION FD DISCLOSURE.
Liberty Corporation Reports Third Quarter Results

                        [LIBERTY CORPORATION LETTERHEAD]

For Further Information: Jim Keelor (864) 609-8388

                 THE LIBERTY CORP. REPORTS THIRD-QUARTER RESULTS
                    Third quarter net revenues increase 15%;
                     Consolidated broadcast cash flow up 16%

GREENVILLE, S.C., Nov. 7, 2000 -- The Liberty Corp. (NYSE: LC) today reported financial results for third quarter and nine months ended Sept. 30, 2000. As previously announced, on Nov. 1, 2000 Liberty completed the sale of its insurance operations to Royal Bank of Canada for approximately $650 million in cash. The Company's insurance operations have been classified as discontinued operations for all periods presented.

         After the sale of its insurance operations Liberty's primary operating subsidiary is Cosmos Broadcasting, a major group broadcaster currently owning and operating 12 network-affiliated television stations. Cosmos' previously announced agreement to purchase Civic Communications for $204 million in cash is expected to close prior to the end of the year, and will increase to 15 the number of stations owned.

         Net revenue from continuing operations for the quarter increased 15 percent over last year's third quarter, to $43.3 million and income from continuing operations increased 27 percent to $4.0 million. For the nine months ended Sept. 30, 2000, net revenue increased 10 percent to $124.3 million and income from continuing operations was $16.3 million, an increase of 33 percent compared with the corresponding prior year period. Operating income, or income before net investment income, interest expense and income taxes was $10.5 million for the third quarter 2000 compared with $9.1 million for the prior year quarter. Operating income for the nine months ended Sept. 30, 2000 was $28.4 million, a 6 percent decline from the prior year.

         Consolidated broadcast cash flow totaled $18.4 million for the third quarter and $51.3 million for the nine months ended September 30, 2000, increases of 16 percent and 5 percent, respectively, from the corresponding prior year periods. On a same-station basis, adjusting for the March, 2000 acquisition of KCBD-TV, the NBC affiliate in Lubbock, Texas, broadcasting cash flow increased 9 percent for the quarter and declined 2 percent year-to-date, as compared with the prior year. Same-station cash flow for the station operations increased 13 percent and 2 percent compared with prior year quarter and year-to-date periods. Cash flow from the Company's cable and other operations declined for the quarter and year-to-date periods due to start-up expenses associated with the Company's direct mail coupon operations and new cable advertising sales contracts.

         Hayne Hipp, president of Liberty Corp., said, "The third quarter of 2000 was somewhat unusual in that the late starting summer Olympics overlapped the beginning of a significant political spending period. With seven NBC stations, Cosmos had solid incremental revenue growth from the Olympic games, although total Olympic sales were below our aggressive expectations."

         "On the other hand, political spending exceeded our expectations and many candidates made good use of unsold Olympic inventory," Hipp continued. "Not unexpectedly, national business softened in the quarter as some advertisers chose not to compete for inventory targeted by Olympic sponsors and the political candidates. Overall the automotive, fast food, telecommunications and financial categories performed well for our stations during the quarter. Retail, grocery and drugs, and national package food categories were down from the prior year levels. All said, obviously we are pleased with a 16 percent increase in broadcast cash flow for the quarter."

         Commenting on the outlook for the fourth quarter Jim Keelor, president of Cosmos Broadcasting, said, "Cosmos expects solid incremental growth for the quarter. Net revenue for the fourth quarter 1999 was $41.1 million and, based on current pacings, we are expecting an increase of 8% to 10%, excluding the impact of acquisitions. Although national business continues to be soft, local business is reasonable and political business is outstanding. Our stations tend to do better than our peers in capturing political revenues due to the dominant local news positions of our stations, and the candidates' preference to advertise in and around those newscasts.

         "The key to the quarter may be the strength of retail business normally associated with the Christmas holiday," Keelor continued. "Finally, the fourth quarter will benefit incrementally from the addition of KCBD-TV, as well as the Civic acquisition, which is expected to close at the end of November."

         A major group broadcaster, Liberty's Cosmos subsidiary currently owns twelve network-affiliated television stations, including seven NBC affiliates, three ABC affiliates, and two CBS affiliates, which in the aggregate cover approximately 2.7% of U.S. households. The company headquarters is in Greenville, S.C.


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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward looking information, forward looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, increasing competition in the Company's markets; and future regulatory actions or conditions, effecting either the television broadcasting industry as whole or specific to the markets the Company serves. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments, or otherwise.

Conference Call Information

A live broadcast of The Liberty Corporation's conference is scheduled for Tuesday, Nov. 7 at 2:00 p.m. Eastern time. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through Dec. 7, 2000. A link to these events can be found at the Company's website: www.Libertycorp.com.

        THE LIBERTY CORPORATION AND SUBSIDIARIES -- FINANCIAL HIGHLIGHTS

INCOME STATEMENT INFORMATION

                                                   Three Months ended               Nine Months Ended
                                                      September 30,                    September 30,
                                               ----------------------------     ---------------------------
(In 000's, except per share data)                 2000            1999             2000            1999
                                               ------------    ------------     -----------    ------------
                                                                       (Unaudited)

REVENUES
 Station revenues (net of commissions)         $    40,058     $    35,091      $  114,737     $  105,894
 Cable advertising and other revenues                3,234           2,399           9,539          6,962
                                               ------------    ------------     -----------    ------------
   NET REVENUES                                     43,292          37,490         124,276        112,856
                                               ------------    ------------     -----------    ------------

EXPENSES
Operating expenses                                  23,187          20,358          68,166         59,369
Amortization of program rights                       1,704           1,284           4,792          4,377
Depreciation and amortization of intangibles         5,272           4,199          14,864         12,468
Corporate, general, and administrative
   expenses                                          2,661           2,534           8,025          6,287
                                               ------------    ------------     -----------    ------------
   TOTAL OPERATING EXPENSES                         32,824          28,375          95,847         82,501

OPERATING INCOME                                    10,468           9,115          28,429         30,355

Net investment income                                  724             137          12,016          1,192
Interest expense                                     4,314           3,754          12,705         11,253
                                               ------------    ------------     -----------    ------------
INCOME FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES                                      6,878           5,498          27,740         20,294

Provision for income taxes                           2,885           2,364          11,448          8,042
                                               ------------    ------------     -----------    ------------
INCOME FROM CONTINUING OPERATIONS                    3,993           3,134          16,292         12,252

Income from discontinued operations
   (net of taxes)                                    7,573          14,075          26,061         20,544
                                               ------------    ------------     -----------    ------------

      NET INCOME                               $    11,566     $    17,209      $   42,353      $  32,796
                                               ============    ============     ===========    ============


EARNINGS PER SHARE:
Basic earnings per common share from
   continuing operations                             $0.21           $0.15           $0.83           $0.60
Basic earnings per common share from
   discontinued operations                            0.39            0.73            1.35            1.08
                                               ------------    ------------     -----------    ------------
Basic earnings per common share                      $0.60           $0.88           $2.18           $1.68
                                               ============    ============     ===========    ============

Diluted earnings per common share from
   continuing operations                             $0.20           $0.15           $0.83           $0.59
Diluted earnings per common share from
   discontinued operations                            0.38            0.72            1.32            1.08
                                               ------------    ------------     -----------    ------------
Diluted earnings per common share                    $0.58           $0.87           $2.15           $1.67
                                               ============    ============     ===========    ============

                        REVENUE AND CASH FLOW INFORMATION

($ in thousands)                                       Three Months ended Sept. 30                        Pro Forma
                                                      ------------------------------
                                                         2000              1999           % Change       % Change(5)
                                                      ------------      ------------     -----------     -------------
Net revenue
   Stations                                              $40,058           $35,091            14%             7%
   Cable advertising sales and other operations            3,234             2,399            35%            35%
                                                      ------------      ------------
     TOTAL NET REVENUE                                   $43,292           $37,490            15%             9%

Broadcast cash flow (2)
   Stations                                               18,566           $15,383            21%            13%
   Cable advertising sales and other operations             (167)              466            N/A            N/A
                                                      ------------      ------------
     CONSOLIDATED BROADCAST CASH FLOW                    $18,399           $15,849            16%             9%

Corporate cash expenses                                   (2,011)           (2,351)         (14%)           (14%)
                                                      ------------      ------------
     OPERATING CASH FLOW (1)                             $16,388           $13,498            21%             13%
                                                      ============      ============

Broadcast cash flow margin (3)
   Stations                                                   46%               44%
   Cable advertising sales and other operations              (5%)               19%
   Total broadcast cash flow margin                           42%               42%

Operating cash flow margin (4)                                38%               36%



($ in thousands)                                       Nine Months ended Sept. 30                         Pro Forma
                                                      ------------------------------
                                                         2000              1999           % Change       % Change(5)
                                                      ------------      ------------     -----------     -------------
Net revenue
   Stations                                             $114,737        $105,894               8%               3%
   Cable advertising sales and other operations            9,539        6,962                 37%              37%
                                                      ------------      ------------
     TOTAL NET REVENUE                                  $124,276        $112,856              10%               5%

Broadcast cash flow (1)
   Stations                                              $51,229           $47,529             8%               2%
   Cable advertising sales and other operations               87             1,582          (95%)            (95%)
                                                      ------------      ------------
     CONSOLIDATED BROADCAST CASH FLOW                    $51,316           $49,111             5%             (2%)

Corporate cash expenses                                   (6,813)           (6,146)           11%              11%
                                                      ------------      ------------
     OPERATING CASH FLOW (2)                             $44,503           $42,965             4%             (3%)
                                                      ============      ============

Broadcast cash flow margin (3)
   Stations                                                   45%               45%
   Cable advertising sales and other operations                1%               23%
   Total broadcast cash flow margin                           41%               44%

Operating cash flow margin (4)                                36%               38%

(1) Broadcast cash flow is operating cash flow before cash headquarters expenses.

(2) Operating cash flow is defined as operating income plus depreciation and amortization, and non-cash compensation expense.

(3)      Broadcast cash flow divided by net revenue.

(4)      Operating cash flow divided by net revenue.

(5)      Pro forma results excluding the acquisition of KCBD-TV in March, 2000.

The Company has includes operating cash flow and broadcast cash flow data because management believes that such data are commonly used as measures of performance among companies in the broadcast industry. Operating cash flow and broadcast cash flow should not be considered in isolation, or as alternatives to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the entity's operating performance, or to cash flow from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. These measures are believed to be, but may not in all cases be, comparable to similarly titled measures used by other companies.

                            Balance Sheet Information

(in thousands except per share information)

                                                                 Sept. 30,            Dec. 31,
                                                                    2000                1999
                                                                -------------       -------------
         Assets
Cash, receivables, prepaid assets, and program rights             $  49,836           $  49,517
Net assets of discontinued operations                               490,275             479,645
                                                                -------------       -------------
   Total current assets                                             540,511             529,162

Property, plant and equipment, net                                   71,497              62,892
Intangible assets                                                   261,574             217,916
Other assets                                                         43,614              44,716
                                                                -------------       -------------
   Total assets                                                    $917,196            $854,686
                                                                =============       =============

         Liabilities and Shareholders' Equity
Account payable and other accrued expenses                          $36,003             $16,769
Revolving credit facility                                           258,000             234,000
                                                                -------------       -------------
     Current liabilities                                            294,003             250,769
Other liabilities                                                    41,950              49,693
                                                                -------------       -------------
Total liabilities                                                   335,953             300,462

Shareholders' equity                                                581,243             554,224
                                                                -------------       -------------
   Total liabilities and shareholders' equity                      $917,196            $854,686
                                                                =============       =============

Common and common equivalent shares outstanding                      19,916              19,937
                                                                =============       =============

Book Value per common equivalent share                               $29.18              $27.80
                                                                =============       =============


Cash received from the insurance operations sale subsequent to September 30, 2000, after netting of expenses and income taxes, was approximately $500 million. The Company has fully repaid its revolving credit facility and will also use a portion of the proceeds to fund the acquisition of Civic Communications.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By: /s/ Martha Williams
                                      ------------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

November 7, 2000